PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                          12-004

Date:  February 28, 2012                                                                   Contact:   Terrence Jamerson
                                       Director, Finance & Investor Relations

Helix to Present at Upcoming Conferences

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced that it is making presentations to attendees at the Raymond James 33rd Annual Institutional Investors Conference in Orlando, Florida on Monday, March 5, 2012 at 9:50 a.m. Eastern Standard Time and the DNB Markets Oil, Offshore & Shipping Conference in Oslo, Norway on Thursday, March 8, 2012.

Live audio feeds of the Raymond James conference presentation and replay will also be publicly available. Both presentations may be accessed on the Investor Relations page of Helix’s website, www.HelixESG.com.

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the energy market as well as to its own oil and gas business unit. For more information about Helix, please visit our website at www.HelixESG.com.